Immediate Release
Michael Whitlow
(804) 788-6116
Sarah McCoy
(804) 788-6091

Albemarle Reports Fourth Quarter Results

        Richmond, Virginia, January 29, 2004 — Albemarle Corporation (NYSE: ALB) reported fourth-quarter 2003 earnings of $18.4 million, or 44 cents per share on a diluted basis, excluding a 2003 special item of $1.6 million, after income taxes, or four cents per diluted share, related to real estate held for sale. Including the special item, Albemarle’s net income was $16.8 million versus reported fourth-quarter 2002 net income of $16.9 million. Earnings per share amounted to 40 cents per diluted share for both periods.

        The company is engaged in a review of the timing of approximately $3.5 million of bill and hold transactions recorded in the fourth quarter of 2002 to determine whether recognition of this revenue should have been delayed until time of shipment. In that event, the fourth-quarter 2002 net sales and diluted earnings per share would be reduced by $3.5 million and four cents per share, respectively, and the net sales and diluted earnings per share for the first and second quarters of 2003 would be increased by $3.5 million and four cents per share, respectively.

        Fourth-quarter 2003 net sales were up 15.6 percent to $295 million, a $40 million increase over reported fourth-quarter 2002, due primarily to the contributions made by the company’s 2003 acquisitions and the favorable effects of foreign exchange of $14.8 million, primarily in the European and Asia Pacific regions. Gross margin percentage in the fourth quarter of 2003 was down from reported fourth-quarter 2002 due to higher raw material and energy costs, and product mix.

        Fourth-quarter 2003 net income favorable results include positive overall effects of foreign exchange, higher agricultural intermediates and flame retardant shipments and 2003 acquisitions, offset in part by higher raw materials costs, lower pharmaceutical and detergent builder volumes and higher energy costs compared to the reported fourth quarter of 2002.

        Net sales for the year 2003 were $1.1 billion, up $95.3 million or approximately nine percent over reported net sales for the year 2002. Of the increase in sales, $57 million was due to the favorable effects of foreign exchange, primarily in Europe, the sales of acquired companies and growth in flame retardant sales.

        Net income for 2003 amounted to $70.2 million, down six percent from the reported $74.7 million in 2002, while diluted earnings per share for 2003 were $1.67 per diluted share down about three percent from $1.73 per share reported in 2002. This change in the twelve-month results was driven by higher raw material and energy costs, the negative performance of detergent, paper, oilfield and polymer intermediates products, the effects of the regulated reduction in methyl bromide sales volumes, the favorable overall results of foreign exchange, and the contribution from acquisitions, partially offset the cost increases and sales declines of these products.

        Results for the year of 2003 also reflect the impact of tax settlements and tax reserve adjustments (33 cents per diluted share), offset in part by, a third-quarter 2003 voluntary work force reduction charge (12 cents per diluted share), a first-quarter 2003 charge for the cumulative effect of a change in an accounting principle related to Statement of Financial Accounting Standards (SFAS) No. 143 (five cents per diluted share) and the fourth-quarter 2003 special item, which related to a SFAS 144 charge for real estate held for sale (four cents per diluted share).

        Charges for work force reductions in 2002 were reported in the first and fourth quarters, and accounted for a reduction in earnings per diluted share of two cents. These work force reductions were more than offset by a second-quarter 2002 income tax refund of nine cents per diluted share.

        Average common shares used to compute fourth-quarter and 2003 diluted earnings per share were 42,113,000 and 42,146,000, down from 42,741,000 and 43,137,000, respectively, for the corresponding periods in 2002, primarily reflecting the effects of purchases by the company of its common shares in 2003.

        Mark C. Rohr, President and CEO of Albemarle Corporation, commented, “We are pleased with the strong results of Polymer Chemicals in the fourth quarter, with volume increases in some key brominated and other flame retardants. We also are very pleased with the performance of our newly acquired businesses, which helped offset the pressures in certain of our business areas.

        “Foreign exchange helped us in the quarter and in the year, along with our acquisitions,” Rohr said. “The growth of our base in Europe, evolution of our new products, further development of our bromine franchise and current hints of economic recovery are positive signs. They are opposed by continuing competition from Asia in fine chemicals and price erosion in some mature products. These conditions make our acquisition and new product efforts, successful to this point, even more important as we enter 2004.”

        As required by Regulation G and related SEC reporting requirements, reconciliation of the material non-GAAP financial measures used in the company’s most recent earnings release or in certain other public announcements by or on behalf of the Company and the most directly comparable GAAP financial measures is included in the tables below. Certain amounts and percentages do not recalculate due to rounding.

        Please refer to Disclosure of Non-GAAP Financial Measures on our website: www.Albemarle.com for a description of non-GAAP financial measures used by the Company.

Selected GAAP/Non-GAAP reconciliation data for the periods ended December 31, 2003 and 2002, respectively:

                                           Fourth Quarter 2003                          Fourth Quarter 2002
                                 ------------------------------------------    -----------------------------------------
                                     As       Special          Excluding           As        Special         Excluding
                                  Reported     Items    *    Special Items      Reported      Items   *    Special Items
                                 ------------------------------------------    -----------------------------------------
Net sales                           $295,124   $     -           $295,124         $255,192   $     -           $255,192
Cost of goods sold                  (231,396)        -           (231,396)        (198,845)        -           (198,845)
Special items                         (2,546)    2,546 (c)              -             (700)      700 (c)              -
Selling, general and
 administrative expenses
(including FAS No.2 R&D)         (36,478)        -            (36,478)         (31,175)        -            (31,175)
                                 ------------------------------------------    -----------------------------------------
Operating profit                      24,704     2,546 (c)         27,250           24,472       700 (c)         25,172
Other (expense), net                  (1,320)        -             (1,320)            (164)        -               (164)
Income tax (expense)                  (6,596)     (924)(c)         (7,520)          (7,407)     (255)(c)         (7,662)
                                 ------------------------------------------    -----------------------------------------
Net income                           $16,788    $1,622            $18,410          $16,901      $445            $17,346
                                 ==========================================    =========================================
Diluted earnings per share             $0.40     $0.04              $0.44            $0.40     $0.01              $0.41
                                 ==========================================    =========================================

                                                Fiscal 2003                                  Fiscal 2002
                                 ------------------------------------------    -----------------------------------------
                                     As       Special           Excluding          As       Special          Excluding
                                  Reported     Items     *    Special Items     Reported     Items     *   Special Items
                                 ------------------------------------------    -----------------------------------------
Net sales                         $1,106,721   $     -         $1,106,721       $1,011,434   $     -         $1,011,434
Cost of goods sold                  (870,917)        -           (870,917)        (776,198)        -           (776,198)
Special items                        (10,049)   10,049 (c,d)            -           (1,550)    1,550 (c,d)          -
Selling, general and
 administrative expenses
(including FAS No. 2 R&D)       (135,637)        -           (135,637)        (128,161)        -           (128,161)
                                 ------------------------------------------    -----------------------------------------
Operating profit                      90,118    10,049 (c,d)      100,167          105,525     1,550 (c,d)      107,075
Other (expense) net                   (4,769)   (2,711)(e)         (7,480)          (1,712)   (2,017)(f)         (3,729)
Income tax (expense)                 (12,908)  (14,651)(c,d,e)    (27,559)         (29,068)   (2,324)(c,d,f)    (31,392)
                                 ------------------------------------------    -----------------------------------------
Income before cumulative effect       72,441    (7,313)            65,128           74,745    (2,791)            71,954

Cumulative effect, net of taxes       (2,220)    2,220 (g)              -                -         -                 -
                                 ------------------------------------------    -----------------------------------------
Net income                           $70,221   $(5,093)           $65,128          $74,745   $(2,791)           $71,954
                                 ==========================================    =========================================
Diluted earnings per share             $1.67    ($0.12)             $1.55            $1.73    ($0.06)             $1.67
                                 ==========================================    =========================================

        * See footnotes (c) through (g) below

        Some of the information presented in the accompanying communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current expectations, which are in turn based on the Company’s reasonable assumptions within the bounds of its knowledge of its business and operations. There can be no assurance, however, that the Company’s actual results will not differ materially from the results and expectations in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in the demand for the Company’s products, increases in the cost of products, increases in the cost of energy and raw materials (notably ethylene, chlorine and natural gas), changes in the Company’s markets in general, fluctuations in foreign currencies, changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending, changes in laws and regulations, unanticipated claims or litigation, the inability to obtain current levels of product or premises liability insurance or the denial of such coverage, political unrest affecting the global economy and changes in accounting standards. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

        A more comprehensive discussion of the Company’s performance will be available on Albemarle’s Web Page at www.albemarle.com on January 29, following a conference call at 1:00 PM Eastern Standard Time.

        Albemarle Corporation, headquartered in Richmond, Virginia, is a leading producer of specialty chemicals for consumer electronics; pharmaceuticals; agricultural, automotive and industrial products; and construction and packaging materials. The company’s two business segments, Polymer Chemicals and Fine Chemicals — which includes custom manufacturing services for the life sciences market — serve customers in more than 80 countries, generating annual revenue of approximately $1.1 billion. Learn more about Albemarle at www.albemarle.com.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts) (Unaudited)

	Fourth Quarters Ended December 31
	2003		2002(a)
Net sales	$295,124		$255,192
Cost of goods sold (b)	231,396		198,845

Gross profit	63,728		56,347
Selling, general and administrative expenses	32,200		27,606
Research and development expenses	4,278		3,569
Special items	2,546	(c)	700	(c)

Operating profit	24,704		24,472
Interest and financing expenses	(1,333)		(1,295)
Other income, net including minority interest	13		1,131

Income before income taxes	23,384		24,308
Income taxes	6,596		7,407

Net income	$16,788		$16,901

Basic earnings per share	$0.41		$0.41

Shares used to compute basic earnings per share	41,141		41,684

Diluted earnings per share	$0.40		$0.40

Shares used to compute diluted earnings per share	42,113		42,741

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts) (Unaudited)

	Twelve Months Ended December 31
	2003		2002(a)
Net sales	$1,106,721		$1,011,434
Cost of goods sold (b)	870,917		776,198

Gross profit	235,804		235,236
Selling, general and administrative expenses	117,226		111,676
Research and development expenses	18,411		16,485
Special items	10,049	(c,d)	1,550	(c,d)

Operating profit	90,118		105,525
Interest and financing expenses	(5,376)		(5,070)
Other income, net including minority interest	607	(e)	3,358	(f)

Income before income taxes	85,349		103,813
Income taxes	12,908	(e)	29,068	(f)

Income before cumulative effect
of a change in accounting principle	72,441		74,745
Cumulative effect of a change in
accounting principle, net	(2,220	)(g)	-

Net income	$70,221		$74,745

Basic earnings per share:
Income before cumulative effect of a
change in accounting principle	$1.75		$1.78
Cumulative effect of a change in accounting
principle, net	(0.05	)(g)	-

Net income	$1.70		$1.78

Shares used to compute basic earnings per share	41,255		42,104

Diluted earnings per share:
Income before cumulative effect of a
change in accounting principle	$1.72		$1.73
Cumulative effect of a change in accounting
principle, net	(0.05	)(g)	-

Net income	$1.67		$1.73

Shares used to compute diluted earnings per share	42,146		43,137

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In thousands) (Unaudited)

	Fourth Quarters Ended December 31
	2003			2002(a)

	Revenues	Income		Revenues	Income

Polymer Chemicals	$170,268	$18,344		$135,221	$14,290
Fine Chemicals	124,856	14,786		119,971	15,412

Segment totals	$295,124	33,130	(b)	$255,192	29,702	(b,c)

Corporate and other expenses		(8,426	)(b,c)		(5,230	)(b,c)

Operating profit		24,704			24,472
Interest and financing expenses		(1,333)			(1,295)
Other income, net
including minority interest		13			1,131

Income before income taxes		$23,384			$24,308

	Twelve Months Ended December 31
	2003			2002(a)

	Revenues	Income		Revenues	Income

Polymer Chemicals	$629,856	$70,370		$552,042	$64,754
Fine Chemicals	476,865	46,282		459,392	63,281

Segment totals	$1,106,721	116,652	(b,d)	$1,011,434	128,035	(b,c,d)

Corporate and other expenses		(26,534	)(b,c,d)		(22,510)	(b,c,d)

Operating profit		90,118			105,525
Interest and financing expenses		(5,376)			(5,070)
Other income, net including minority interest		607	(e)		3,358	(f)

Income before income taxes		$85,349			$103,813

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands of dollars) (Unaudited)

	Twelve Months Ended
	December 31
	2003	2002(a)

Cash and cash equivalents at beginning of year	$37,636	$30,585

Cash flows from operating activities:
Net income	70,221	74,745
Cumulative effect of a change in accounting principle, net (g)	2,220	-

Income before cumulative effect of a change in accounting principle	72,441	74,745
Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
Depreciation and amortization	84,014	80,603
Working capital (decrease) increase net of the effects of acquisitions	(222)	5,422
Increase in prepaid pension assets	(19,244)	(29,295)
Deferred income taxes	4,164	10,888
Other, net	8,945	2,408

Net cash provided from operating activities	150,098	144,771

Cash flows from investing activities:
Acquisition of assets (h)	(117,767)	-
Capital expenditures	(41,058)	(38,382)
Proceeds from liquidation of investment	4,419	-
Investments in joint ventures and nonmarketable securities	(11,986)	(4,368)
Restricted expended industrial revenue bond proceeds	-	1,741

Net cash used in investing activities	(166,392)	(41,009)

Cash flows from financing activities:
Proceeds from borrowings	119,552	281,285
Repayments of long-term debt	(85,630)	(272,779)
Purchases of common stock	(17,588)	(93,074)
Dividends paid	(23,194)	(22,979)
Dividends paid to minority interest	(3,034)	-
Proceeds from exercise of stock options	1,665	2,455

Net cash used in financing activities	(8,229)	(105,092)

Net effect of foreign exchange on cash	9,963	8,381

(Decrease) increase in cash and cash equivalents	(14,560)	7,051

Cash and cash equivalents at end of period	$23,076	$37,636

Supplemental noncash disclosures due to change in accounting principle (g):
Increase in property, plant and equipment	(6,520)	-
Increase in accumulated depreciation	3,083	-
Increase in other noncurrent liabilities	6,922	-
Decrease in deferred tax liabilities	(1,265)	-

Total	$2,220	-

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands of dollars) (Unaudited)

	December 31,2003	December 31, 2002	(a)
ASSETS
Cash and cash equivalents	$23,076	$37,636
Other current assets	446,196	375,428

Total current assets	469,272	413,064

Property, plant and equipment	1,613,832	1,497,989
Less accumulated depreciation and amortization	1,083,723	978,918

Net property, plant and equipment	530,109	519,071
Other assets and intangibles	375,813	260,821

	$1,375,194	$1,192,956

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current liabilities	$210,071	$165,007
Long-term debt	216,292	180,137
Other noncurrent liabilities	168,945	149,223
Deferred income taxes (i)	143,665	122,528
Shareholders' equity (i)	636,221	576,061

	$1,375,194	$1,192,956

        Notes (in thousands except share amounts):

(a)	Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the current presentation.

(b)	Includes foreign exchange transaction gains of $1,516 and $1,424 and $30 and $1,652 for the three- and twelve-months periods ended December 31, 2003, and 2002, respectively.

(c)

The special item for the fourth quarter ended December 31, 2003 related to a Statement on Financial Accounting Standards (SFAS) 144 charge for real estate held for sale, totaling $2,546 ($1,622 after income taxes, or four cents per diluted share). The special item for the fourth quarter ended December 31, 2002 totaled $700 ($445 after income taxes or 1 cent per share on a diluted basis) resulted from work force reduction programs at certain of the Company’s facilities.

(d)

Special charges for the third quarter ended September 30, 2003, totaled $7,503 ($4,780 after income taxes or 12 cents per diluted share) resulting from the acceptance by 89 domestic salaried employees of a voluntary separation package offered by the Company to certain domestic salaried employees during the period. In 2002, special charges for the first quarter ended March 31, 2002, totaled $850 ($541 after income taxes or one cent per diluted share) resulting from the workforce reduction programs at certain of the Company’s facilities.

(e)

During the quarter ended March 31, 2003, the Company recorded a receivable for an income tax refund, including estimated interest, related to the Internal Revenue Service’s examination of the Company’s 1996 and 1997 tax returns. Twelve-months ended December 31, 2003, earnings include the benefit of the refund totaling $6,199 or 15 cents per diluted share including interest of $2,711 ($1,727 after income taxes). During the quarter ended June 30, 2003, the Company received notification of the finalization of the Internal Revenue Service’s examination of its tax returns for the years ended December 31, 1998 and 1999. As a result, the Company evaluated its remaining tax reserves and released $7,516 to earnings.

(f)

On April 25, 2002, following approval by the congressional Joint Committee On Taxation, the Company received a favorable tax settlement of $3,777, including interest of $1,285 after income taxes, from the Internal Revenue Service on its claims for adjustment of export benefits for the years 1994 and 1995.

(g)

On January 1, 2003, the Company implemented SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the change in accounting principle resulting from the implementation of the standard was $2,220 net of taxes of $1,265 or five cents per diluted share.

(h)

On January 21, 2003, Albemarle acquired Ethyl’s fuel and lubricant antioxidants working capital, patents and other intellectual property for approximately $27 million in cash plus Albemarle paid Ethyl a total of $1,250 in additional consideration during 2003 when Ethyl’s purchases of antioxidant products from Albemarle and Albemarle’s sales of antioxidant products to third parties for fuel and lubricant additive use met certain specified performance criteria. On July 23, 2003, the Company acquired the phosphorus-based polyurethane flame retardants businesses of Rhodia, which included a production site in Avonmouth in the United Kingdom, and supply contracts for flame retardants and intermediates manufactured at Rhodia’s sites in Charleston S.C., and in Oldbury and Widnes in the United Kingdom. The acquisition purchase price, which totaled approximately $80 million in cash, consisted of intellectual assets, inventory and fixed assets. On December 2, 2003, the Company acquired Atofina’s bromine fine chemicals business, which totaled approximately $11 million. The transaction includes working capital and the transfer to the Company of Atofina’s production site in Port de Bouc, France. As a part of the acquisition, Atofina will supply Albemarle with certain fine chemicals under a long-term agreement.

(i)

Upon the review of year-end deferred income taxes, there was a reclassification whereby December 31, 2003 and December 31, 2002 deferred income taxes were reduced and shareholders’ equity was increased by $6,321 for each period.

(j)	The following table reflects the effect of delaying fourth quarter 2002 bill and hold transactions until shipment in the first half of 2003:

Period	Net Sales	Net Income	Diluted EPS
Fourth Quarter 2002
As Reported	$255,192	$16,901	$0.40
Adjustments	(3,516)	(1,724)	(0.04)

Restated	$251,676	$15,177	$0.36

Twelve Months 2002
As Reported	$1,011,434	$74,745	$1.73
Adjustments	(3,516)	(1,724)	(0.04)

Restated	$1,007,918	$73,021	$1.69

First Quarter 2003
As Reported	$265,570	$20,994	$0.50
Adjustments	1,169	573	0.01

Restated	$266,739	$21,567	$0.51

Second Quarter 2003
As Reported	$269,476	$22,583	$0.54
Adjustments	2,347	1,151	0.02

Restated	$271,823	$23,734	$0.56

Twelve Months 2003
As Reported	$1,106,721	$70,221	$1.67
Adjustments	3,516	1,724	0.04

Restated	$1,110,237	$71,945	$1.71

        The above adjustments would affect the Fine Chemicals segment.